Contact:
         Ludger Viefhues
         Chief Financial Officer
         Mattson Technology, Inc.
         (510) 492-5954


                       MATTSON TECHNOLOGY, INC. ANNOUNCES
                      THIRD QUARTER 2003 FINANCIAL RESULTS


FREMONT, Calif., October 22, 2003 -- Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today is reporting financial results for the third quarter of 2003.

Highlights of this report include:

     o Bookings increased 55%, to $39 million in the third quarter of 2003 from $25 million in the second quarter of 2003.

     o Operating expenses decreased by about $2 million from last quarter to $17.9 million in the third quarter of 2003, the third consecutive quarter that the Company has achieved significant reductions in operating expenses.

     o A significant reduction in the quarter's net loss, to $3.9 million, from $9.5 million in the preceding quarter.

"We delivered on all of our corporate strategies, resulting in another quarter of improvement despite the challenging economy," said David L. Dutton, president and chief executive officer of Mattson Technology. "The strong bookings in the third quarter reflect improving demand for our advanced products, and support our belief that we are gaining market share across our core businesses."

"During the quarter, we secured several important customer wins while we reduced operating expenses," Dutton continued. "We will continue to focus on extending our market leadership position in our core markets, achieving operational efficiencies and aligning OUR organization to better serve our customers and deliver robust returns at all points in the cycle. We believe that our product and technology leadership in 300mm and at the sub-130nm node positions us to benefit further as end-user demand drives leading-edge technologies."

Net sales for the quarter were $32.6 million, an increase of $2.1 million or 7 percent from net sales of $30.5 million in the second quarter of 2003, and a decrease of $28.2 million or 46 percent from net sales of $60.8 million in the third quarter of 2002. Net sales for the third quarter of 2003 consisted of $29.6 million in sales of RTP and Strip products, and royalties of $3.0 million related to the settlement of the patent infringement suit with Dainippon Screen Manufacturing Co., Ltd. (DNS). Net sales in the third quarter of 2002 include sales of products from the Wet Products Division, which Mattson divested on March 17, 2003. Net sales of RTP and Strip products were $27.5 million for the second quarter of 2003, and $42.3 million for the third quarter of 2002. Net sales of RTP and Strip products in the third quarter of 2003 increased 8 percent compared to the second quarter of 2003, and decreased 30 percent compared to the third quarter of 2002.

Net loss for the third quarter of 2003 was $3.9 million, or ($0.09) per share, compared to a net loss of $9.5 million, or ($0.21) per share, for the second quarter of 2003, and a net loss of $12.0 million, or ($0.27) per share, for the third quarter of 2002. The net loss in the third quarter of 2003 included a charge of $0.5 million related to restructuring activities.

Shipments for the quarter were $23.8 million, a decrease of $2.2 million or 8 percent from shipments of $26.0 million in the second quarter of 2003, and a decrease of $34.0 million or 59 percent from shipments of $57.8 million in the third quarter of 2002. Again, results in the third quarter of 2002 included shipments of products from the Wet Products Division.

Gross margin for the third quarter of 2003 remained relatively flat at 39 percent compared to the second quarter of 2003, and increased approximately 17 percentage points from 22 percent gross margin for the third quarter of 2002.

Net bookings for the third quarter of 2003 were $39.0 million, compared to net bookings in the second quarter of 2003 of $25.1 million and net bookings of $51.1 million in the third quarter of 2002. Net bookings in the third quarter of 2003 resulted in a book-to-bill ratio of 1.6 to 1.0.

Operating expenses for the quarter were $17.9 million, a decrease of about $2 million from the $19.8 million rate in the second quarter of 2003, and $22.0 million less than the $39.9 million rate in the third quarter of 2002. The $2 million reduction achieved in the third quarter of this year is attributable to additional cost-reduction efforts and cost sharing with an alliance partner in connection with an R&D project scheduled for completion next year.

Deferred revenue, which represents tools shipped and awaiting customer acceptance and pre-paid royalties received from DNS, was $28.5 million at the end of the third quarter of 2003, $3.7 million lower than the balance of $32.2 million at the end of the second quarter of 2003, and $80.2 million lower than the balance of $108.7 million at the end of 2002. The $28.5 million in deferred revenue includes $14.7 million in payments related to DNS royalties. The decline in deferred revenue compared to the third quarter of 2002 results primarily from the sale of the Wet Products Division, which had accounted for the majority of our deferred revenue.

The company ended the quarter with cash, cash equivalents and restricted cash of $83.5 million, a decrease of $1.3 million from $84.8 million at June 29, 2003, and $5.5 million lower than the balance of $89.0 million at the end of 2002. During the third quarter of 2003, the company received $5.0 million in payments from DNS. Working capital at the end of the third quarter decreased to $48.9 million from $54.2 million as of June 29, 2003, and $62.1 million as of December 31, 2002.

Fourth Quarter 2003 Outlook: New order bookings in the fourth quarter of 2003 are expected to be approximately 10 to 12 percent higher than the third quarter bookings. For the fourth quarter of 2003, net sales are expected to range between $37 million and $41 million, and gross margin is expected to be approximately equal to the third quarter level. Attached to this news release are unaudited, condensed, consolidated statements of operations and balance sheets.

At 2:45 PM (Pacific Daylight Time), Wednesday, October 22, 2003, Mattson will hold a conference call to review the following topics: third quarter 2003 financial results, current business conditions and the near-term business outlook. The conference call will be webcast via the Internet (www.mattson.com, under "Investors"), beginning at 2:45 PM Pacific Daylight Time, October 22, 2003. In addition to the live webcast, a replay will be available to the public on the Mattson website for one week following the live broadcast.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements regarding the Company's future prospects, including but not limited to: anticipated bookings, revenue and margins for future periods and expected results from restructurings. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors, customer demand for equipment and the length and severity of the demand slowdown in those markets; customer rate of adoption of new technologies; the timing of significant customer orders; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; the Company's actual costs from disposition of its Wet Products Division; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. is a leading supplier of semiconductor wafer processing equipment used in "front-end" fabrication of integrated circuits. The company is a market leader in dry strip and RTP equipment, and its products combine advanced process technology on high-productivity platforms backed by industry-leading support. Since beginning operations in 1989, the company's core vision has been to help bring technology leadership and productivity gains to semiconductor manufacturers worldwide. Headquartered in Fremont, Calif., the company maintains sales and support centers throughout the United States, Europe and Asia. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538. Telephone: (800) MATTSON/(510) 657-5900.
Fax: (510) 492-5911. Internet: www.mattson.com.

                                      # # #

                    MATTSON TECHNOLOGY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                   Three Months Ended                  Nine Months Ended
                                             ------------------------------     ------------------------------
                                             September 28,    September 29,     September 28,    September 29,
                                                 2003             2002              2003             2002
                                             ------------     ------------      ------------     ------------

Net sales                                     $  32,633        $  60,808          $ 130,926        $ 154,276
Cost of sales                                    19,886           47,307             87,495          123,903
                                              ---------        ---------          ---------        ---------
  Gross profit                                   12,747           13,501             43,431           30,373
                                              ---------        ---------          ---------        ---------
Operating expenses:
  Research, development and engineering           4,483           10,003             18,716           28,915
  Selling, general and administrative            12,638           22,058             42,309           65,253
  Amortization of intangibles                       328            1,687              1,823            5,061
  Restructuring and other charges                   489            6,171                489            6,171
                                              ---------        ---------          ---------        ---------
     Total operating expenses                    17,938           39,919             63,337          105,400
                                              ---------        ---------          ---------        ---------
Loss from operations                             (5,191)         (26,418)           (19,906)         (75,027)
Loss on disposition of Wet Business                --               --              (10,257)            --
Interest and other income, net                    1,267           15,728                865           13,724
                                              ---------        ---------          ---------        ---------
Loss before provision for
  (benefit from) income taxes                    (3,924)         (10,690)           (29,298)         (61,303)
Provision for (benefit from) income taxes           (21)           1,346                142            1,033
                                              ---------        ---------          ---------        ---------
Net loss                                      $  (3,903)       $ (12,036)         $ (29,440)       $ (62,336)
                                              =========        =========          =========        =========
Net loss per share:
     Basic                                    $   (0.09)       $   (0.27)         $   (0.66)       $   (1.51)
                                              =========        =========          =========        =========
     Diluted                                  $   (0.09)       $   (0.27)         $   (0.66)       $   (1.51)
                                              =========        =========          =========        =========
Shares used in computing net
  loss per share:
     Basic                                       44,975           44,696             44,911           41,379
                                              =========        =========          =========        =========
     Diluted                                     44,975           44,696             44,911           41,379
                                              =========        =========          =========        =========


                    MATTSON TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                     ASSETS


                                                 September 28,    December 31,
                                                     2003            2002
                                                 ------------     -----------
Current assets:
  Cash and cash equivalents                      $  82,996         $ 87,879
  Restricted cash                                      508            1,105
  Accounts receivable, net                          18,787           34,834
  Advance billings                                  12,286           27,195
  Inventories                                       24,588           50,826
  Inventories - delivered systems                    2,229           47,444
  Prepaid expenses and other current assets         12,809           13,676
                                                 ---------        ---------
       Total current assets                        154,203          262,959
Property and equipment, net                         15,843           18,855
Goodwill                                             8,239           12,675
Intangibles                                          2,955           15,254
Other assets                                         1,346            2,416
                                                 ---------        ---------
                                                 $ 182,586        $ 312,159
                                                 =========        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $   8,227        $  14,346
  Accrued liabilities                               68,659           77,795
  Deferred revenue                                  28,458          108,698
                                                 ---------        ---------
       Total current liabilities                   105,344          200,839
                                                 ---------        ---------
Long-term liabilities:
  Deferred income taxes                              1,146            5,215
                                                 ---------        ---------
       Total long-term liabilities                   1,146            5,215
                                                 ---------        ---------
       Total liabilities                           106,490          206,054
                                                 ---------        ---------

Stockholders' equity:
  Common stock                                          45               45
  Additional paid-in capital                       542,878          542,482
  Accumulated other comprehensive income             6,166            7,131
  Treasury stock                                    (2,987)          (2,987)
  Accumulated deficit                             (470,006)        (440,566)
                                                 ---------        ---------
       Total stockholders' equity                   76,096          106,105
                                                 ---------        ---------
                                                 $ 182,586        $ 312,159
                                                 =========        =========